EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS DECEMBER 2007

OPERATIONAL PERFORMANCE

HOUSTON, Jan. 2, 2008 - Continental Airlines (NYSE: CAL) today reported a December consolidated (mainline plus regional) load factor of 78.7 percent, 0.8 points below the December 2006 consolidated load factor, and a mainline load factor of 78.8 percent, 1.1 points below the December 2006 mainline load factor. In addition, the carrier reported a domestic mainline load factor of 81.4 percent, 0.4 points below December 2006, and an international mainline load factor of 76.1 percent, 1.4 points below December 2006.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 66.4 percent and a mainline segment completion factor of 98.4 percent. Continental's operational performance was negatively impacted by numerous winter storms in the Northeast and Midwest.

In December 2007, Continental flew 7.6 billion consolidated revenue passenger miles (RPMs) and 9.7 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 1.9 percent and a capacity increase of 3.0 percent as compared to December 2006. In December 2007, Continental flew 6.8 billion mainline RPMs and 8.7 billion mainline ASMs, resulting in a mainline traffic increase of 3.2 percent and a mainline capacity increase of 4.6 percent as compared to December 2006. Domestic mainline traffic was 3.7 billion RPMs in December 2007, which is flat as compared to December 2006, and domestic mainline capacity was 4.5 billion ASMs, up 0.5 percent from December 2006.

For December 2007, both consolidated and mainline passenger revenue per available seat mile (RASM) are estimated to have increased between 5.5 and 6.5 percent compared to December 2006. For November 2007, consolidated passenger RASM increased 7.4 percent compared to November 2006, while mainline passenger RASM increased 7.8 percent from November 2006.

Continental ended the fourth quarter of 2007 with unrestricted cash and short-term investments of $2.8 billion.

Continental's regional operations had a record December load factor of 77.3 percent, 0.3 points above the December 2006 load factor. Regional RPMs were 792.5 million and regional ASMs were 1,025.7 million in December 2007, resulting in a traffic decrease of 8.3 percent and a capacity decrease of 8.6 percent versus December 2006.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 144 domestic and 138 international destinations. More than 580 additional points are served via SkyTeam alliance airlines. With more than 45,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 67 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the fourth consecutive year, FORTUNE magazine named Continental the No. 1 World's Most Admired Airline on its 2007 list of World's Most Admired Companies. Continental was also named the No. 1 airline on the publication's 2007 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the fourth year in a row, and "Best Executive/Business Class" for the fifth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2006 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's significant financial losses and high leverage, the significant cost of aircraft fuel, its high labor and pension costs, service interruptions at one of its hub airports, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
DECEMBER	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	3,692,343	3,692,424	0.0	Percent

International	3,138,375	2,924,332	7.3	Percent
Transatlantic	1,543,411	1,388,629	11.1	Percent
Latin America	976,440	932,655	4.7	Percent
Pacific	618,524	603,048	2.6	Percent

Mainline	6,830,718	6,616,756	3.2	Percent
Regional	792,498	864,671	-8.3	Percent
Consolidated	7,623,216	7,481,427	1.9	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,537,528	4,513,421	0.5	Percent

International	4,125,710	3,771,250	9.4	Percent
Transatlantic	2,021,735	1,760,714	14.8	Percent
Latin America	1,273,197	1,206,874	5.5	Percent
Pacific	830,778	803,662	3.4	Percent

Mainline	8,663,238	8,284,671	4.6	Percent
Regional	1,025,705	1,122,506	-8.6	Percent
Consolidated	9,688,943	9,407,177	3.0	Percent
PASSENGER LOAD FACTOR
Domestic	81.4 Percent	81.8 Percent	-0.4	Points

International	76.1 Percent	77.5 Percent	-1.4	Points
Transatlantic	76.3 Percent	78.9 Percent	-2.6	Points
Latin America	76.7 Percent	77.3 Percent	-0.6	Points
Pacific	74.5 Percent	75.0 Percent	-0.5	Points

Mainline	78.8 Percent	79.9 Percent	-1.1	Points
Regional	77.3 Percent	77.0 Percent	0.3	Points
Consolidated	78.7 Percent	79.5 Percent	-0.8	Points
ONBOARD PASSENGERS
Mainline	4,145,405	4,131,505	0.3	Percent
Regional	1,432,173	1,520,870	-5.8	Percent
Consolidated	5,577,578	5,652,375	-1.3	Percent
CARGO REVENUE TON MILES (000)
Total	92,237	91,819	0.5	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	45,356,239	43,265,128	4.8	Percent

International	38,953,687	35,923,629	8.4	Percent
Transatlantic	20,136,822	17,849,451	12.8	Percent
Latin America	11,174,860	10,635,518	5.1	Percent
Pacific	7,642,005	7,438,660	2.7	Percent

Mainline	84,309,926	79,188,757	6.5	Percent
Regional	9,855,802	10,324,681	-4.5	Percent
Consolidated	94,165,728	89,513,438	5.2	Percent
AVAILABLE SEAT MILES (000)
Domestic	54,090,839	51,738,779	4.5	Percent

International	49,048,119	45,927,564	6.8	Percent
Transatlantic	25,350,543	22,655,352	11.9	Percent
Latin America	13,875,830	13,554,639	2.4	Percent
Pacific	9,821,746	9,717,573	1.1	Percent

Mainline	103,138,958	97,666,343	5.6	Percent
Regional	12,598,846	13,251,078	-4.9	Percent
Consolidated	115,737,804	110,917,421	4.3	Percent
PASSENGER LOAD FACTOR
Domestic	83.9 Percent	83.6 Percent	0.3	Points

International	79.4 Percent	78.2 Percent	1.2	Points
Transatlantic	79.4 Percent	78.8 Percent	0.6	Points
Latin America	80.5 Percent	78.5 Percent	2.0	Points
Pacific	77.8 Percent	76.5 Percent	1.3	Points

Mainline	81.7 Percent	81.1 Percent	0.6	Points
Regional	78.2 Percent	77.9 Percent	0.3	Points
Consolidated	81.4 Percent	80.7 Percent	0.7	Points
ONBOARD PASSENGERS
Mainline	50,959,989	48,787,157	4.5	Percent
Regional	17,970,335	18,331,254	-2.0	Percent
Consolidated	68,930,324	67,118,411	2.7	Percent
CARGO REVENUE TON MILES (000)
Total	944,873	982,385	-3.8	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
DECEMBER	2007	2006	Change
On-Time Performance [1]	66.4%	73.4%	(7.0)	Points
Completion Factor [2]	98.4%	99.4%	(1.0)	Point
November 2007 year-over-year consolidated RASM change			7.4	Percent
November 2007 year-over-year mainline RASM change			7.8	Percent
December 2007 estimated year-over-year consolidated RASM change			5.5 - 6.5	Percent
December 2007 estimated year-over-year mainline RASM change			5.5 - 6.5	Percent
December 2007 estimated average price per gallon of fuel, including fuel taxes			2.66	Dollars
Fourth Quarter 2007 estimated average price per gallon of fuel, including fuel taxes			2.51	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage
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